Exhibit 4b

                      SECOND AMENDMENT TO RIGHTS AGREEMENT

THIS SECOND AMENDMENT TO RIGHTS AGREEMENT dated as of January 28, 2000, by and between Atrion Corporation, a Delaware corporation (the "Company") and American Stock Transfer & Trust Company (the "Rights Agent").

                                    RECITALS

A. The Company and the Rights Agent are parties to that certain Rights Agreement dated as of February 1, 1990, as heretofore amended (the "Rights Agreement").

B. The Rights Agreement provides that the Rights (as defined in the Rights Agreement) may be exercised after the Distribution Date (as defined in the Rights Agreement) at or prior to the earliest to occur of the close of business on February 1, 2000 which is defined as the "Final Expiration Date" and two other events set forth therein.

D. The Board of Directors of the Company desires to extend the Final Expiration Date until February 1, 2005.

NOW THEREFORE, in consideration of the mutual agreements set forth herein, and in accordance with Section 27 of the Rights Agreement, the Company and the Rights Agent hereby agree as follows:

1. Clause (i) of Section 7(a) of the Rights Agreement is hereby amended by deleting said clause in its entirety and substituting the following in lieu thereof:

  "(i) the close of business on February 1, 2005 (the "Final Expiration Date"),"

2. Except as amended hereby, the Rights Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Second Amendment on the date first written above.

                                         ATRION CORPORATION

                                             -----------------------------
                                         By: /s/ Emile A. Battat
                                           Its Chairman and President

                                         AMERICAN STOCK TRANSFER & TRUST
                                         COMPANY

                                             -----------------------------
                                         By: /s/ Herbert J. Lemmer
                                           Its Vice President